UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street
Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 828-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DXLG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 17, 2022, Destination XL Group, Inc. (the “Company”) issued a press release announcing the Company’s operating results for the fourth quarter and fiscal year 2021. A copy of this press release is furnished herewith as Exhibit 99.1.

An audio webcast to discuss the Company’s operating results for the fourth quarter and fiscal year 2021 will be held today, March 17, 2022 at 9:00 a.m. ET. Interested parties can access the webcast on the Company's website at www.dxl.com under the Investor Relations section.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2022, the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") approved an additional discretionary cash bonus in the aggregate of $1.2 million to participants in the Company’s 2021 Annual Incentive Plan (the “2021 AIP”) in addition to the payouts earned for achieving financial metrics for fiscal 2021 under the 2021 AIP. In light of the extraordinary financial performance of the Company in fiscal year 2021 and the substantially increased workload of the Company's management team during the year and the contributions of other employees to the Company’s financial performance, the Committee determined that it was appropriate and in the best interests of the Company and its stockholders to approve the discretionary award. Accordingly, each participant in the 2021 AIP, which includes the Company's Named Executive Officers, will receive an additional discretionary cash bonus equal to 10% of the participant's fiscal 2021 base earnings (as such term is used in the AIP).

Item 8.01 Other Information.

On March 15, 2022, the Board approved a stock repurchase program pursuant to which the Company may repurchase up to $15.0 million of its common stock through open market and privately negotiated transactions.

The timing and the amount of any repurchases of common stock will be determined based on the Company’s evaluation of market conditions and other factors. The stock repurchase program is expected to commence in the first quarter of fiscal 2022 and will expire on March 15, 2023. The stock repurchase program may be suspended, terminated or modified at any time for any reason. The Company expects to finance the repurchases from operating funds and/or periodic borrowings on its credit facility. Any repurchased common stock will be held as treasury stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated March 17, 2022 announcing fourth quarter and fiscal 2021 results.

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Destination XL Group, Inc.

Date:	March 17, 2022	By:	/s/ Robert S. Molloy
Robert S. Molloy General Counsel